OPTION TO PURCHASE

For and in consideration of $25,000.00, (twenty-five thousand dollars and 00/100), the receipt and sufficiency of which are hereby acknowledged, we, John and Gwen Deakle, ("Sellers") sell, convey, and grant unto Lexaria Corp., a Nevada corporation, ("Purchaser") an exclusive right and option to purchase, on the terms and conditions set forth in this agreement all of our right, title and interest of every kind and nature set forth and established in that certain operating agreement (A.A.P.L. form 610-1989) dated January 5, 2006, between Griffin & Griffin Exploration, LLC, and Chris Bunka, John Deakle, Bud Enterprises, LTD., Stuart Gray and Lexaria Corp., covering the joint development as defined in Section I of said agreement, being a 50% (fifty percent) working interest in those certain oil and gas fields commonly known as Palmetto Point and Belmont Lake, being situated in Adams County and Wilkinson County, Mississippi.  The thirteen (13) wells and the leases associated with those thirteen wells and all potential future wells drilled on any of these leases are included in this Option Agreement and are identified as:

F-40;

F-118;

F-121;

F-7;

F-39;

F-42;

F-36-2;

F-4;

F-29;

F-12-1;

F-6B;

F-52A;

F-12-3.

The terms of this Option are set forth in their entirety below and constitute the entire agreement between the parties.

1.

Option:  This Option is irrevocable for a period of 60 days from the date hereof.

2.

Purchase Price:  The exact purchase price shall be the sum of $4,500,000.00 (four million five hundred thousand dollars and 00/100), payable in United States Dollars at the time this Option is exercised.

3.

Conditions Precedent.  In order for Purchaser to exercise this Option, all of the following conditions must be met:

a.

Notice by the Purchaser must be given to the Sellers, as set forth below, of the Purchaser’s intent to exercise the Option.

b.

The terms of this Option Agreement must remain confidential except if the Purchaser is required to provide it to any regulatory agency; and the Purchaser will provide an executed copy of the Option Agreement to prospective bankers and financiers for the express purpose of obtaining financing to enable the completion of this Option Agreement..

c.

The Sellers will provide on or before April 11, 2008, a full electronic or paper copy of an engineering report dated 1/1/2007 by Haas Petroleum Engineering Services, Inc, to be used by the Purchaser to assist in obtaining financing. This engineering report will be forwarded to prospective financiers by the Purchaser.

d.

The Sellers will provide on or before April 30, 2008, copies of all contracts, receipts, documents and other media that support any and all consideration paid by Sellers to Griffin & Griffin Exploration, LLC related to the Sellers 50% interest in the earlier identified wells and leases.

e.

The Purchaser will use all best efforts in as timely a manner as possible, but under no circumstances longer than the 60 days contemplated under this Option Agreement, to obtain sufficient funding to complete this agreement, and failure to achieve funding under terms exclusively acceptable to the Purchaser shall be grounds for this agreement to expire with no additional fees, costs or penalties to be incurred by the Purchaser, with the exception of the $25,000 payment as consideration for entering into this Agreement, which is nonrefundable.

4.

Forfeiture of Option Consideration:  If the option has not been exercised by Purchaser before it expires, the consideration paid in this Agreement shall be retained by Sellers.  If, however, the Option is exercised by Purchaser in accordance with the terms hereof, Sellers shall credit toward such purchase all option money received as of the date of closing and any other credits against purchase as agreed in writing.

5.

The Seller holds their interest in the assets so described within this Option Agreement free of clear of all liens, charges or encumbrances and is capable and will deliver their interest on closing free and clear of all liens, charges and encumbrances.

6.

Notice:   Purchaser shall notify Sellers of intent to exercise Option by giving Sellers notice of such intention by certified mail, return receipt requested, at least ten (10) days prior to the date that this Option expires.

7.

Benefit:  This Option shall be binding on Purchaser and may not be assigned by Purchaser without the written approval of Sellers, which approval will not be unreasonably withheld.

8.

Addresses of Parties:  For purposes of this Agreement and notice hereunder, the parties' addresses shall be as follows:

SELLER:

P. O. Box 2072, Hattiesburg MS 39403

BUYER:

604-700 West Pender Street, Vancouver BC Canada V6C 1G8

9.

Closing:  Execution of the necessary documents to effect the sale contemplated in this agreement shall be within twenty (20) days of written notice by Purchaser to Sellers of Purchaser’s intent to exercise this Option.  Delivery of the documents of sale shall be made upon receipt by Seller of the sales price as set forth in Paragraph 2 of this Agreement.

10.

Benefit:  This Agreement shall be binding on the parties hereto, their heirs, and legal representatives.

Signed and entered into on this the 10th day of April, 2008.

SELLERS:

_________________________________

_________________________________

John M. Deakle

Gwen Deakle

State of Mississippi

County of ____________

PERSONALLY appeared before me, the undersigned authority in and for said County and State, the within named John M. Deakle and Gwen Deakle, who acknowledge that they signed and executed the above and foregoing on the day and year therein mentioned.

GIVEN under my hand and official seal of office on this the __________ day of April, A.D., 2008.

_____________________________

            Notary Public

My Commission Expires:

___________________________

                               ______________________________

Lexaria Corp., by Chris Bunka,

its President

PURCHASER

PERSONALLY appeared before me, the undersigned authority in and for said Jurisdiction, the within named Chris Bunka, who acknowledges that he is the President and CEO of Lexaria Corp., a Nevada Corporation, that he signed and executed the above and foregoing on the day and year therein mentioned after first being duly so authorized to do.

GIVEN under my hand and official seal of office on this the 10th day of April, A.D., 2008.

_________________________________   Notary Public

My Commission Expires:

___________________________